UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

ARKANSAS	71-0407808
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
__________________________________

501 MAIN STREET
PINE BLUFF, ARKANSAS  71601
(870) 541-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________________

J. THOMAS MAY, CHAIRMAN OF THE BOARD
SIMMONS FIRST NATIONAL CORPORATION
501 MAIN STREET
PINE BLUFF, ARKANSAS  71601
(870) 541-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

___________________

Copies of Communications to:
PATRICK A. BURROW
QUATTLEBAUM, GROOMS, TULL & BURROW, PLLC
111 CENTER STREET, SUITE 1900
LITTLE ROCK, AR  72201
(501) 379-1700
___________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

2

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering price per Share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value (3)
Preferred Stock, $0.01 par value (3)
Total			$175,000,000	$9,765

(1)	Information as to each class of security has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(2)
Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.  Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $175,000,000.  Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)
Such indeterminate principal amount of debt securities, preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to antidilution provisions.

___________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated August 26, 2009

SIMMONS FIRST NATIONAL CORPORATION
___________________

Class A Common Stock
Preferred Stock
___________________

This prospectus relates to the potential sale from time to time of shares of our common stock and our preferred stock.  We may offer the shares of common stock or preferred stock from time to time directly or through underwriters, brokers, dealers or agents in one or more public transitions at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  We may offer to sell, from time to time, shares of common stock and shares of preferred stock for an aggregate initial offering price of up to $175,000,000.  We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements.  The preferred stock may be convertible into or exercisable or exchangeable for equity or debt securities of the Company or of one or more entities.

This prospectus provides you with a general description of the securities that may be offered.  Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered.  The supplements may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

If securities are sold through underwriters, brokers, dealers or agents, we will be responsible for any related commissions.  We will receive cash proceeds, less any commissions or underwriting discounts, for the securities sold pursuant to this prospectus.  The registration of the securities does not necessarily mean that any of the securities will be sold.
___________________

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 3 of this prospectus, as well as in supplements to this prospectus.

Neither shares of our common stock nor shares of our preferred stock are deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or our preferred stock or determined if this prospectus or the accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2009.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	13

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.  Additionally, under the shelf process, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering.  Any such prospectus supplement will be attached to this prospectus.  Such prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by SEC rules and regulations.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.  You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus.  Any such information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover.  You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Simmons,” the “Company,” “we,” “us,” “our” or similar references mean Simmons First National Corporation.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this prospectus by reference.

We are a financial holding company headquartered in Pine Bluff, Arkansas.  We currently own and operate eight community banks in Arkansas which conduct their business through 88 offices, of which 84 are financial centers, located in 47 communities across Arkansas.  We also own and operate a trust company and a registered broker-dealer subsidiary.  Our subsidiaries provide complete banking services to businesses and individuals throughout the market areas they serve.  As of June 30, 2009, we had consolidated assets of $2.90 billion, consolidated loans of $1.92 billion, consolidated deposits of $2.32 billion and total equity capital of $292 million.

We are registering shares of our common stock and shares of our preferred stock which we may sell from time to time directly or indirectly through underwriters, brokers, dealers or agents.  We will use the proceeds from any sales for general corporate purposes, including potential acquisitions.  We have filed with the SEC a registration statement on Form S-3 with respect to the common stock and preferred stock offered under this prospectus.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SFNC.”  Our principal executive offices are located at 501 Main Street, Pine Bluff, Arkansas  71601, and our telephone number is (870) 541-1000.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in our update to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  In addition, you should also carefully consider the following risk factors specific to our common stock discussed in this prospectus.

Risks Relating to Both Our Preferred Stock and Our Common Stock

The prices of our preferred stock and our common stock may fluctuate significantly, and this may make it difficult for you to resell the preferred stock and/or common stock when you want or at prices you find attractive.

There currently is no market for our preferred stock and we cannot predict how the preferred stock or our common stock will trade in the future.  The market value of our preferred stock and our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of our current stockholders, including sales of common stock by existing stockholders and our directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	regulatory developments; and

•	developments related to the financial services industry.

The market value of our preferred stock or common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations.  These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our preferred stock and common stock and (ii) sales of substantial amounts of our preferred stock or common stock in the market that could be unrelated or disproportionate to changes in our operating performance.  These broad market fluctuations may adversely affect the market value of our preferred stock and common stock.

There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities.  The market value of our common stock or preferred stock could decline as a result of sales by us of a large number of shares of common stock or preferred stock or similar securities in the market or the perception that such sales could occur.

Risks Specific to Our Preferred Stock

An active trading market for our preferred stock may not develop.

Our preferred stock is not currently listed on any securities exchange and we do not anticipate listing our preferred stock on an exchange.  There can be no assurance that an active trading market for our preferred stock will develop, or, if developed, that an active trading market will be maintained.  If an active market is not developed or sustained, the market value and liquidity of our preferred stock may be adversely affected.

Preferred stock sold in this offering may be junior in rights and preferences to any future preferred stock.

We may issue preferred stock in the future that is expressly senior to any series of preferred stock sold in this offering.  The terms of any such future preferred stock may restrict dividend payments on preferred stock sold in this offering.  For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to any series of preferred stock sold in this offering have been paid for the relevant periods, no dividends will be paid on preferred stock sold in this offering, and no shares of preferred stock sold in this offering may be repurchased, redeemed or otherwise acquired by us.  This could result in dividends on preferred stock sold in this offering not being paid when contemplated.  In addition, in the event of our liquidation, dissolution or winding-up, the terms of senior preferred stock may prohibit us from making payments on preferred stock sold in this offering until all amounts due to holders of senior preferred stock in such circumstances are paid in full.

Holders of our preferred stock will likely have limited voting rights.

We anticipate that holders of our preferred stock will have no voting rights except with respect to certain fundamental changes in the terms of such preferred stock and except as may be required by regulation or statute.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements relate to future events or our future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Simmons to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Forward-looking statements include statements using the words such as “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “intend,” “seeks” or other similar words and expressions of the future.

These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Simmons’ market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone and the Internet; and, the failure of assumptions underlying the establishment of reserves for possible loan losses.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our prospectus supplements, and in our reports filed with the SEC.  We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof.  However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to Simmons are expressly qualified in their entirety by this section.

ABOUT SIMMONS FIRST NATIONAL CORPORATION

Simmons is a financial holding company registered under the Bank Holding Company Act of 1956.  The Company’s application to become a financial holding company was approved by the Board of Governors of the Federal Reserve System on March 13, 2000.  Simmons is a publicly traded financial holding company headquartered in Arkansas with consolidated total assets of $2.90 billion, consolidated loans of $1.92 billion, consolidated deposits of $2.32 billion and total equity capital of $292 million as of June 30, 2009.  Simmons owns eight community banks in Arkansas.  Simmons and its eight banking subsidiaries conduct their operations through 88 offices, of which 84 are financial centers, located in 47 communities in Arkansas.

Simmons First National Bank (the “Bank”) is the Company’s lead bank.  The Bank is a national bank, which has been in operation since 1903.  The Bank’s primary market area, with the exception of its nationally provided credit card product, is Central and Western Arkansas.  At June 30, 2009, the Bank had total assets of $1.38 billion, total loans of $966 million and total deposits of $1.13 billion.  Simmons First Trust Company N.A., a wholly owned subsidiary of the Bank, performs the trust and fiduciary business operations for the Bank as well as the Company.  Simmons First Investment Group, Inc., a wholly owned subsidiary of the Bank, is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers and performs the broker-dealer operations of the Bank.

Simmons First Bank of Jonesboro (“Simmons/Jonesboro”) is a state bank, which was acquired in 1984.  Simmons/Jonesboro’s primary market area is Northeast Arkansas.  At June 30, 2009, Simmons/Jonesboro had total assets of $308 million, total loans of $252 million and total deposits of $259 million.

Simmons First Bank of South Arkansas (“Simmons/South”) is a state bank, which was acquired in 1984.  Simmons/South’s primary market area is Southeast Arkansas.  At June 30, 2009, Simmons/South had total assets of $160 million, total loans of $92 million and total deposits of $135 million.

Simmons First Bank of Northwest Arkansas (“Simmons/Northwest”) is a state bank, which was acquired in 1995.  Simmons/Northwest’s primary market area is Northwest Arkansas.  At June 30, 2009, Simmons/Northwest had total assets of $286 million, total loans of $185 million and total deposits of $232 million.

Simmons First Bank of Russellville (“Simmons/Russellville”) is a state bank, which was acquired in 1997. Simmons/Russellville’s primary market area is Russellville, Arkansas.  At June 30, 2009, Simmons/Russellville had total assets of $203 million, total loans of $111 million and total deposits of $147 million.

Simmons First Bank of Searcy (“Simmons/Searcy”) is a state bank, which was acquired in 1997.  Simmons/Searcy’s primary market area is Searcy, Arkansas.  At June 30, 2009, Simmons/Searcy had total assets of $143 million, total loans of $104 million and total deposits of $108 million.

Simmons First Bank of El Dorado, N.A. (“Simmons/El Dorado”) is a national bank, which was acquired in 1999.  Simmons/El Dorado’s primary market area is South Central Arkansas.  At June 30, 2009, Simmons/El Dorado had total assets of $266 million, total loans of $128 million and total deposits of $223 million.

Simmons First Bank of Hot Springs (“Simmons/Hot Springs”) is a state bank, which was acquired in 2004.  Simmons/Hot Springs’ primary market area is Hot Springs, Arkansas.  At June 30, 2009, Simmons/Hot Springs had total assets of $170 million, total loans of $80 million and total deposits of $118 million.

Simmons’ subsidiaries provide complete banking services to individuals and businesses throughout the market areas they serve.  Services include consumer (credit card, student and other consumer), real estate (construction, single family residential and other commercial) and commercial (commercial, agriculture and financial institutions) loans, checking, savings and time deposits, trust and investment management services and securities and investment services.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES

Simmons First National Corporation Capital Stock

The authorized capital stock of Simmons presently consists of 60,000,000 shares of Class A common stock and 40,040,000 shares of preferred stock.  As of July 23, 2009, 14,039,211 shares of our Class A common stock were issued and outstanding and approximately 386,433 shares were issuable upon exercise of outstanding stock options and approximately 143,992 shares were reserved for future issuance under our stock option plans.  As of August 26, 2009, no shares of preferred stock were outstanding.  The description of our common stock set forth below is only a summary.  The full terms of our common stock are set forth in Exhibits 3.1, 3.2 and 4.1 to the registration statement, of which this prospectus is a part, and which are incorporated by reference herein.

The authorized but unissued shares of preferred stock are typically referred to as “blank check” preferred stock.  This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation.  Under the Company’s Articles of Restatement of the Articles of Incorporation (the “Articles of Incorporation”), our Board of Directors has the authority, without any further shareholder vote or action, to issue shares of preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of any series so established, within the limitations set forth by the Arkansas Business Corporation Act, relating to the powers, designations, rights, preferences and restrictions thereof, including but not limited to:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences; and

•	the number of shares constituting each series.

The existence of blank-check preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control.  Within the limits described above, the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

The following is a summary of the general terms of the common stock and the preferred stock being registered in the registration statement of which this prospectus is a part.

Common Stock

Introduction

The following section describes the material features and rights of our common stock.  The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Arkansas law.

General

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders.  There are no cumulative voting rights for the election of directors.  Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock.  In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.  Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends

The holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available thereof.  Our ability to pay dividends depends on the amount of dividends paid to us by our subsidiaries.  The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and financial holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice.  In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements.  State laws also limit a bank’s ability to pay dividends.  Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over our common stock.  The dividend rights of holders of our common stock could become subject to the dividend rights of holders of any outstanding preferred stock that we issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Antitakeover Effects of Certain Provisions in our Articles of Incorporation

            Our Articles of Incorporation contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company.  Article ELEVENTH contains a restriction upon the ability of a stockholder owning more than 10% of the our common stock to acquire any additional shares except through a cash tender offer at a price not less than the highest closing price of our common stock during the most recent 24 months, unless such shareholder is excepted from the application of Article ELEVENTH by the Board of Directors prior to becoming a 10% shareholder.

Further, Article ELEVENTH requires the approval of shareholders owning at least 80% of our common stock for any acquisition of the Company by merger or consolidation or by asset acquisition unless approved by the affirmative vote of 80% of the directors who were in office prior to the proponent of the acquisition acquiring 10% or more of our common stock.

Article THIRTEENTH of the Articles of Incorporation requires the Board of Directors to consider the following matters in addition to any other matters required to be considered prior to making any recommendation concerning a proposed business combination in which the Company will not be the surviving corporation:

•	the impact on the Company, its subsidiaries, shareholders and employees and the communities served by the Company;

•	the timeliness of the proposed transaction considering the business climate and strategic plans of the Company;

•	the existence of any legal defects or regulatory issues involved in the proposed transaction;

•	the possibility of non-consummation of the transaction due to lack of financing, regulatory issues or identified issues;

•	current market price of our common stock and its consolidated assets;

•	book value of our common stock;

•	the relationship of the offered price for our common stock to the Board’s opinion of the current value of the Company in a negotiated transaction;

•	the relationship of the offered price for our common stock to the Board’s opinion of the future value of the Company as an independent entity; and

•	such other criteria as the Board may determine is appropriate.

Article FOURTEENTH requires the affirmative vote of 80% of the shareholders to amend, repeal or modify any provision of the Articles of Incorporation unless such revision is approved by 80% of the directors who were in office prior to the proponent of any business combination acquiring 10% or more of our common stock.

            Finally, as noted above, our Board of Directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could make it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control.  Within the limits described above, the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

Preferred Stock

Introduction

The following summary contains a description of the general terms of the preferred stock that we may issue.  The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock.  The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete.  The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Arkansas law.

General

Our Articles of Incorporation permit our Board of Directors to authorize the issuance of up to 40,040,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action.  The Board of Directors can fix the number of shares to be included in each such series, and the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.  Therefore, without stockholder approval, our Board of Directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.  None of our preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock.  You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•
whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

•
whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Rank

Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in the prospectus supplement, as long as our Articles of Incorporation so permit.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable designations when, as and if declared by our Board of Directors, from funds legally available for the payment of dividends.  The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement.  Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our Board of Directors.  Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Articles of Incorporation.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company or debt or equity securities of one or more entities.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise.  The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.  On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock.  This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends.  These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock.  If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security.  Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Transfer Agent

The transfer agent and registrar for our preferred stock will be Registrar and Transfer Company.

USE OF PROCEEDS

We are registering shares of our common stock and shares of our preferred stock pursuant to this prospectus that we may offer directly or indirectly through brokers or underwriters for sale to the public.  We will receive the gross proceeds of such sales minus any offering expenses, underwriting discounts or brokerage commissions.  We will use the proceeds from such sales for general corporate purposes and for possible acquisitions.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to combined fixed charges for the periods shown.  For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges.  Fixed charges represent total interest expense, including and excluding interest on deposits.  We had no preferred shares outstanding and did not pay dividends on preferred shares for any of the periods shown.  Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods shown.  Our consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2008, and each of the six-month periods ended June 30, 2009 and 2008, are as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges:
Including interest on deposits	1.67x	1.64x	1.61x	1.52x	1.61x	1.91x	2.16x
Excluding interest on deposits	4.48x	5.46x	5.05x	4.45x	4.68x	5.32x	5.63x

PLAN OF DISTRIBUTION

We may sell all or a portion of the offered securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may also be effected in transactions, which may involve crosses or block transactions.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold in one or more transactions:

•
on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including as of the date of this prospectus the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the Company may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of securities and deliver securities to close out short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the Company from the sale of the securities will be the purchase price of the securities less discounts and concessions, if any.

In effecting sales, broker-dealers or agents may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the Company in amounts negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, any broker-dealers who execute sales for the Company may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales.  Any profits realized by the Company and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and met.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission allowed or reallowed or paid to any dealer and the proposed selling price to the public.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon by Quattlebaum, Grooms, Tull & Burrow, PLLC.

EXPERTS

The consolidated financial statements of Simmons First National Corporation incorporated herein by reference have been so incorporated in reliance upon the reports of BKD, LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting.  With respect to the unaudited financial information for the three month periods ended March 31, 2009 and 2008 and the three and six month periods ended June 30, 2009 and 2008, incorporated herein by reference, the independent public accountants have applied limited procedures in accordance with professional standards for a review of such information.  However, as stated in their separate reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Because of the limited nature of the review procedures applied, the degree of reliance on their reports on such information should be restricted.  The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the 1933 Act.

WHERE YOU CAN FIND MORE INFORMATION

Simmons is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements, and other information with the SEC.  Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  In addition, such reports, proxy statements and other information are available from the SEC’s web site (www.sec.gov).

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus.  This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement.  We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included.  For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement:

•
Annual Report on Form 10-K for the year ended December 31, 2008, filed February 26, 2009 (including those portions of our Proxy Statement on Schedule 14A relating to our 2009 Annual Meeting of Stockholders, which was filed on March 20, 2009, incorporated by reference therein); and

•	Quarterly Reports on Form 10-Q filed on May 8, 2009 and August 10, 2009.
•
Current Reports on Form 8-K filed on January 15, 2009, February 27, 2009, on each of March 4, 5, and 6, 2009, on each of April 16 and 29, 2009, on each of May 27 and 29, 2009, on June 1, 2009 and on each of July 7 and 16, 2009.

In addition, all documents and reports filed by Simmons subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities remaining unsold, shall be deemed to be incorporated by reference in this prospectus and be a part hereof from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

A copy of any of the documents referred to above will be furnished, without charge, by writing to Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas  71601, Attention: John L. Rush, Secretary of the Board of Directors.  In addition, we maintain a corporate website, www.simmonsfirst.com.  We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus and any prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant.  Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission Registration Fee		$9,765
Fees and expenses of accountants		*
Fees and expenses of counsel		*
Stock exchange listing fees		*
Printing expenses		*
Transfer agent fees		*
Miscellaneous		*
Total	$	*

*  The amount of  these fees and expenses in not currently determinable.

Item 15.	Indemnification of Directors and Officers

Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the “Act”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 4-27-850 of the Act provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him.

Section 4-27-850 of the Act provides that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 4-27-850 of the Act also affords a corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

The Company’s Articles of Incorporation and By-Laws provide for indemnification for directors, officers and employees to the fullest extent legally permissible under the Act.  Our Board of Directors has the authority to advance expenses to directors or officers if they become parties to law suits due to the fact that such persons is, or was, a director or officer of the Company.  In addition, the Company maintains a directors’ and officers’ liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit No.		Description of Exhibits
3.1
Articles of Restatement of the Articles of Incorporation of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2009 (File No. 6253)).

3.2
Amended By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons First National Corporation’s Annual Report on Form 10-K for the Year ended December 31, 2007 (File No. 6253)).

4.1	*	Form of Common Stock Certificate.
4.2	*	Form of Preferred Stock Certificate.
5		Opinion of Quattlebaum, Grooms, Tull & Burrow, PLLC regarding legality of securities.
12.1		Computation of Ratios of Earnings to Fixed Changes.
15.1		Awareness Letter of BKD, LLP.
23.1		Consent of Quattlebaum, Grooms, Tull & Burrow, PLLC (contained in its opinion filed as Exhibit 5).
23.2		Consent of BKD, LLP.
24		Power of Attorney (included on signature page to the Registration Statement).

*  To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1.         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.         That:

(i)            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)           For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on August 26, 2009.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ J. Thomas May
J. Thomas May
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert A. Fehlman and John L. Rush, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 26, 2009.

Signature	Title

/s/ J. Thomas May	Chief Executive Officer and
J Thomas May	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Robert A. Fehlman	Executive Vice President and Chief Financial Officer
Robert A. Fehlman
(Principal Financial and Accounting Officer)

/s/ William E. Clark, II	Director
William E. Clark, II

/s/ Steven A. Cosse′	Director
Steven A. Cosse′

/s/ Eugene Hunt	Director
Eugene Hunt

/s/ George A. Makris, Jr.	Director
George A. Makris, Jr.

/s/ W. Scott McGeorge	Director
W. Scott McGeorge

/s/ Dr. Harry L. Ryburn	Director
Dr. Harry L. Ryburn

/s/ Robert L. Shoptaw	Director
Robert L. Shoptaw

EXHIBIT INDEX

Exhibit No.		Description of Exhibits
3.1
Articles of Restatement of the Articles of Incorporation of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2009 (File No. 6253)).

3.2
Amended By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons First National Corporation’s Annual Report on Form 10-K for the Year ended December 31, 2007 (File No. 6253)).

4.1	*	Form of Common Stock Certificate.
4.2	*	Form of Preferred Stock Certificate.
5		Opinion of Quattlebaum, Grooms, Tull & Burrow, PLLC regarding legality of securities.
12.1		Computation of Ratios of Earnings to Fixed Changes.
15.1		Awareness Letter of BKD, LLP.
23.1		Consent of Quattlebaum, Grooms, Tull & Burrow, PLLC (contained in its opinion filed as Exhibit 5).
23.2		Consent of BKD, LLP.
24		Power of Attorney (included on signature page to the Registration Statement).

*  To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.